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                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON D.C. 20549

                             ___________________________

                                      FORM 8-K



                                  CURRENT REPORT
                        Pursuant to Section 13 or 15 (d) of
                        the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 December 8, 1995

                           ____________________________

                                    TEXACO INC.
              (Exact name of registrant as specified in its charter)



            Delaware                     1-27               74-1383447
(State or other jurisdiction of    (Commission File     (I.R.S. Employer
        incorporation)                  Number)         Identification Number)



       2000 Westchester Avenue,                                 10650
       White Plains, New York                                 (Zip Code)
(Address of principal executive offices)

                                    (914) 253-4000

                   (Registrant's telephone number, including area code)

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Item 5. Other Events
--------------------

1.  	On December 8, 1995, the Registrant announced that it will adopt
        Statement of Financial Accounting Standards (SFAS) 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" during the fourth quarter of this year. This new standard must be adopted by all companies no later than 1996. The application of this standard will result in a non-cash after-tax charge of approximately $640 million against fourth quarter 1995 earnings.

        Also, in accordance with SFAS 121, operating results for the first three quarters of 1995 will be restated to comply with the provisions of this standard regarding assets "to be disposed of." Write-downs of non-core producing properties, being held for sale at January 1, 1995, will be reclassified on the income statement as a cumulative effect of an accounting change. These write-downs had previously been offset against overall gains from U. S. producing property sales, which were reported in Texaco's operating earnings for the first quarter of 1995.

        In this connection, on December 8, 1995, the Registrant issued a press release entitled "Texaco to Adopt Required Accounting Change in Fourth Quarter of 1995", a copy of which is attached hereto as Exhibit 99.1 and made a part of hereof.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
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(c)  Exhibits

     99.1 Copy of press release issued by Texaco Inc. dated December 8, 1995, entitled "Texaco to Adopt Required Accounting Change in Fourth Quarter of 1995."







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                                      SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                          TEXACO INC.
                                                   ------------------------
                                                          (Registrant)





                                               By:       R. E. Koch
                                                    ------------------------
                                                     (Assistant Secretary)





Date:  December 11, 1995
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